UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 13, 2017

EXPEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
333 108th Avenue NE
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)
(425) 679-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Expedia, Inc. (“Expedia”) held its annual meeting of stockholders on June 13, 2017 (the “Annual Meeting”). At the Annual Meeting, 126,200,996 shares of Expedia common stock (generally entitled to one vote per share) and 12,799,999 shares of Expedia Class B common stock (generally entitled to ten votes per share) were represented and voted on each proposal presented as follows:

Proposal 1 – Election of Directors. The stockholders elected fourteen directors of Expedia, four of whom were elected by holders of common stock only (“Common Stock Nominees”), and ten of whom were elected by holders of common stock and Class B common stock voting together as a single class (“Combined Stock Nominees”), each to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified (or, if earlier, such director’s removal or resignation from the Board of Directors). Stockholders voted as follows:

	For	Withheld	Broker Non-Votes
Common Stock Nominees
Susan C. Athey	116,797,503	2,287,622	7,115,871
A. George “Skip” Battle	116,223,732	2,861,393	7,115,871
Craig A. Jacobson	116,184,952	2,900,173	7,115,871
Peter M. Kern	110,986,373	8,098,752	7,115,871

Combined Stock Nominees
Barry Diller	204,223,689	42,861,426	7,115,871
Victor A. Kaufman	182,805,555	64,279,560	7,115,871
Dara Khosrowshahi	213,136,692	33,948,423	7,115,871
Pamela L. Coe	202,232,575	44,852,540	7,115,871
Chelsea Clinton	234,825,156	12,259,959	7,115,871
Jonathan L. Dolgen	241,585,646	5,499,469	7,115,871
John C. Malone	195,436,950	51,648,165	7,115,871
Scott Rudin	244,913,929	2,171,186	7,115,871
Christopher W. Shean	201,577,081	45,508,034	7,115,871
Alexander von Furstenberg	204,322,801	42,762,314	7,115,871

Proposal 2 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of Expedia’s named executive officers as disclosed in Expedia’s proxy statement. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
194,160,918	52,825,429	98,768	7,115,871
Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. The stockholders recommended, on an advisory basis, a frequency of every three years for the advisory vote on the compensation of the Expedia’s named executive officers. Stockholders voted as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
66,380,377	362,728	180,287,025	54,985	7,115,871
Proposal 4 –Ratification of appointment of independent registered public accounting firm. The stockholders ratified the appointment of Ernst & Young LLP as Expedia’s independent registered public accounting firm for the year ending December 31, 2017. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
253,378,356	758,998	63,632	N/A
Proposal 5 –Stockholder Proposal - Reporting Political Contributions and Expenditures. The stockholders rejected a proposal seeking a report on political contributions and expenditures. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
33,809,071	212,007,696	1,268,348	7,115,871

Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation
Based on these results, and consistent with the recommendation of the Expedia Board of Directors, Expedia intends to continue to hold stockholder advisory votes on executive compensation every three years. Accordingly, the next stockholder advisory vote on executive compensation is scheduled to be held at the Expedia’s 2020 Annual Meeting of Stockholders. The next required stockholder advisory vote regarding the frequency interval is scheduled to be held in six years at the Expedia’s 2023 Annual Meeting of Stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary
Dated: June 16, 2017